EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT executed as of May 31, 2001 by and between CENTRAL PARKING CORPORATION, a Tennessee corporation (the "Company"), and JAMES
H.  BOND,  an  individual  residing  in Nashville, Tennessee, (the "Executive").

     In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    SECTION I
                                   EMPLOYMENT
                                   ----------

     Executive is currently employed by the Company. The Company desires to continue to employ the Executive and the Executive agrees to continue to be employed by the Company upon the terms and conditions provided in the Agreement.

                                   SECTION II
                          POSITION AND RESPONSIBILITIES
                          -----------------------------

     During the Period of Employment (as such term is defined herein below), the Executive agrees to serve as President and Chief Operating Officer of the Company, and to be the typical management responsibilities expected of an officer holding such positions and such other responsibilities as may be assigned to Executive from time to time by the Chief Executive Officer of the Company (in each case consistent with past practice).

                                   SECTION III
                                TERMS AND DUTIES
                                ----------------
     A.  Period  of  Employment.
         -----------------------
The period of Executive's employment under this Agreement will commence as of January 1,2001, and shall continue through December 31,2003 ("Initial Term"), subject to extension or termination as provided in this Agreement ("Period of Employment"). On each anniversary of the commencement of the Period of Employment, the period of Executive's employment shall be extended for additional one (1) year periods, unless either party gives notice thirty (30) days in advance of such anniversary date of such party's intent not to extend the Period of Employment.
B.  Duties.
    -------
During the Period of Employment, the Executive shall devote substantially all of his business time, attention and skill to the business and affairs of the Company. The Executive will perform faithfully the duties which may be assigned to him from time to time by the Chief Executive Officer of the Company, consistent with Section II above.

                                     ------
                                   SECTION IV
                             COMPENSATION: BENEFITS
                             ----------------------

     For all services rendered by the Executive in any capacity during the Period of Employrnent, the Executive shall be compensated as follows:

     A.     Base  Salary.   The  Company  shall pay the Executive an annual base
            -------------
salary ("Base Salary") in the amount of Four Hundred Fifty Thousand Dollars ($450,000). The Base Salary shall be payable according to the customary payroll practices of the Company, but in no event less frequently than once each month. The Base Salary shall be reviewed each fiscal period and shall be subject to increase according to the policies and practices adopted by the Company from time to time.

     B.     Annual  Incentive  Award.   1.  The  Company  will  pay  an  annual
            -------------------------
incentive compensation award or bonus ("Annual Incentive Award") to the Executive consistent with the Company's EPS Compensation Program for Senior Executives or such other bonus plan (providing benefits substantially similar to bonus plans for other Senior Executives) as may be adopted from time to time by the Company. Executive may elect to draw, in advance, a portion of this Annual Incentive Award, agreed upon by the Company through the course of Company's fiscal year. Should such advance draw exceed the amount actually due Executive for the relevant period covered by this Agreement, Executive agrees to promptly repay the overdraw upon notification by the Company.

     2. It is Company's policy that Annual Incentive Awards will not be paid to an executive during a job change transition period, if any. Therefore, in reference to Executive's position, if Executive is leaving his position and is to continue working for the Company in a similar position or is promoted, then Executive will continue to be paid the Annual Incentive Award until he has left his current position, and any incoming executive will not begin to earn an Annual Incentive Award until the date of Executive's departure. If Executive is leaving his position due to resignation, retirement or removal, then the incoming executive will be eligible to earn the Annual Incentive Award from the time he or she commences work and Executive will not be paid any Annual
Incentive  Award  attributable  to  the  transition  period.

     C.     Additional  Benefits.  The Executive will be entitled to participate
            ---------------------
in all employee benefit plans or programs and receive all benefits and perquisites for which senior executives of the Company are eligible under any existing or future plan or program established by the Company for senior executives. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include, among others, group hospitalization, health, dental care, vision, life or other insurance and profit sharing plans, sick leave plans, travel or accident insurance, disability insurance, stock purchase programs and stock option plans. Nothing in this Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to salaried or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives. The Executive will be entitled to an annual paid vacation as established by the Board of Directors of the Company.
                                    SECTION V
                                    BUSINESS
                                    --------

The Company will reimburse the Executive for all reasonable travel, accommodations and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement.

                                   SECTION VI
                                   DISABILITY
                                   ----------

     A. In the event the Executive becomes disabled during the Period of Employment to an extent which entitles him to benefits under the Company's long-term disability benefit plan applicable to senior executive officers generally as in effect on the date hereof, Executive's employment shall tern1inate automatically and Executive shall be entitled to receive amounts payable pursuant to the terms of a long-term disability insurance policy or similar arrangement which the Company maintains during the Period of Employment. In this case, normal compensation will cease except for earned but unpaid Base Salary and Annual Incentive Awards which would be payable on a prorated basis for the year in which the disability occurred.

     B. During the period the Executive is receiving payments of either regular compensation or disability insurance described in this Agreement and as long as he is physically and mentally able to do so, the Executive will furnish information and assistance to the Company and from time to time will make himself available to the Company to undertake assignments consistent with his prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Executive's obligation to fulfill information and assistance will end.

     C. The term "disability" will have the same meaning as under any long-term disability insurance provided pursuant to this Agreement or otherwise.

                                   SECTION VII
                                      DEATH
                                      -----

In the event of the death of the Executive during the Period of Employment, the Company's obligation to make Base Salary and bonus payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary and Annual Incentive Award which will be paid on a prorated basis for that year.

                                  SECTION VIII
                       EFFECT OF TERMINATION OF EMPLOYMENT
                       -----------------------------------

A. If the Executive's employment terminates due to either a Without Cause Termination or a Constructive Discharge (as such terms are defined later in this Agreement), the Company shall continue to pay to the Executive upon such termination for 24 months, the sum of (i) his monthly Base Salary, plus (ii) an amount equal to one-twelfth (1/12) of the Annual Incentive Award that Executive received during the Company's immediately preceding fiscal year. Earned but unpaid Base Salary and unreimbursed expenses through the date of termination will also be paid in a lump sum at such time and earned but unpaid Annual Incentive Award through the date of termination shall be paid at the time the Company pays such awards to its executive officers.

     B. If the Executive's employment terminates due to a Termination for Cause any earned but unpaid Base Salary and unreimbursed expenses through the date of termination will be paid in a lump sum to Executive. No other payments will be made by the Company.

C. If the Executive's employment terminates due to disability (subject to Section VI above) or voluntary termination by Executive (but not Constructive Discharge) any earned but unpaid Base Salary and unreimbursed expenses through the date of termination will be paid in a lump sum to Executive and earned but unpaid Annual Incentive Award through the date of termination shall be paid at the time the Company pays such awards to its executive officers. No other payments will be made by the Company.

     D. Upon termination of the Executive's employment, the Period of Employment will cease as of the date of the termination and all benefits other than as specifically provided herein, shall terminate on such date.

E.  For  this  Agreement,  the  following  terms  have  the  following meanings:

     1. "Termination for Cause" means termination of the Executive's employment by the Company, acting in good faith, by written notice to the Executive specifying the events relied upon, as a result of (a) Executive's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company which is directly harmful to the Company, (b) Employee's conviction of a felony or other crime involving moral turpitude or (c) a violation by Executive of the covenants set forth in Section IX of this Agreement. The Company must provide such notice thirty (30) days prior to termination. For purposes of this definition, no act, or failure to act, on the Executive's part will be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

     2. "Constructive Discharge" means termination of the Executive's employment by the Executive due to a failure of the Company to fulfill its obligations under this Agreement in any material respect, including without limitation (i) any reduction of the Executive's Base Salary other than reductions not to exceed fifteen percent (15%) applicable to all executive officers of the Company or (ii) the reduction in the title and/or duties of the Executive. The Executive will provide the Company a written notice which describes the circumstances being relied on for the termination with respect to the Agreement within thirty (30) days after the event giving rise to the notice. The Company will have thirty (30) days to remedy the situation prior to the termination for Constructive Discharge.

     3. "Without Cause Termination" means termination of the Executive's employment by the Company other than due to death, disability, Termination for Cause, Constructive Discharge, termination under Section XI, or failure of Company to renew this Agreement under Section IlIA.

                                   SECTION IX
                      OTHER DUTIES OF THE EXECUTIVE DURING
                      ------------------------------------
                       AND AFTER THE PERIOD OF EMPLOYMENT
                       ----------------------------------

     A. The Executive will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

     B. The Executive recognizes and acknowledges that all proprietary information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this proprietary information are essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment or after except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Executive will also use his reasonable best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company whether made by the Executive or otherwise coming into his possession in the course of his employment are confidential and will remain the property of the Company.

C. During the Period of Employment, any period during which payments are made to the Executive pursuant to Section VIII.A or Section XI.A of this Agreement, and for a twelve (12) month period thereafter, the Executive will not use his status with the Company to obtain loans, goods or services from another organization on terms that would not be available to him in the absence ofhis relationship to the Company. In the event (x) Executive's employment is terminated due to a Without Cause Termination or a Constructive Discharge, then during the Period of Employment, any period during which payments are made to the Executive pursuant to Section VIII.A or Section XI.A of this Agreement, and for a twelve (12) month period following the later of such termination or period during which payments are made; or (y) Executive's employment terminates for any reason other than Without Cause Termination or Constructive Discharge, then during the Period of Employment and, in the case of(i) and (ii) below, for a twenty-four (24) month period, and in the case of (iii) and (iv) below, for a thirty-six (36) month period, following such termination the Executive will not:
(i) within a 50-mile radius of each location of Company's operations as of the date of termination, make any statements or perform any acts intended to advance the interest of any existing or prospective competitors of the Company; (ii) directly or indirectly own or hold any proprietary interest in or be employed by or receive compensation from any party engaged in the same or any similar business in the same geographic areas the Company does business as of the date of termination; (iii) solicit any members of the then current clients of the Company as of the date of termination or discuss with any employee of the Company as of the date of termination information or operation of any business intended to compete with the Company; and (vi) directly or indirectly hire any employee of the Company as of the date of termination or solicit or encourage any such employee to leave the employ of the Company. For the purposes of the Agreement, proprietary interest means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights and convertible interests) in a business firm or entity , or ownership of more than 5% of any class of equity interest in a publicly-held company. The Executive acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope.

     D. The Executive acknowledges that his breach or threatened or attempted breach of any provision of Section IX would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of
Section IX without being required to prove damages or furnish any bond or other security.

                                    SECTION X
                          INDEMNIFICA TION, LITIGATION
                          ----------------------------

     The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of Tennessee in effect at that time, or charter and bylaws of the Company whichever affords the greater protection to the Executive.

                                   SECTION XI
                                CHANGE IN CONTROL
                                -----------------

     A. In the event there is a Change in Control (as such term is defined below) and within the eighteen (18) month period following such event Executive terminates his employment for any reason, or is terminated due to a Without Cause Termination, the Company shall in a lump sum pay to the Executive upon such termination, the sum of (i) two times his Base Salary, plus (ii) an amount equal to two times the Annual Incentive Award that Executive received during the Company's immediately preceding fiscal year. All other benefits, other than as required by law, shall terminate immediately upon such termination.

B. For purposes of this Agreement, "Change in Control" shall mean the first to occur of the following events: (i) the consummation of a plan of liquidation with respect to the Company; (ii) the sale or other divestiture of all or substantially all of the assets (excluding the sale of assets in the ordinary course of business or sale and lease back and other transactions that are primarily a financing transaction) of the Company or of the Company and its direct or indirect majority-owned subsidiaries; (iii) the acquisition by any person or affiliated group of persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than Monroe Carell, Jr., members of the Carell family, related entities, affiliates, and trusts or foundations created by or for any of the foregoing) of common stock of the Company so that such person or affiliated group shall become the beneficial owner, as defined in Rule 13d-3 of the 1934 Act, directly or indirectly, of a majority of the outstanding voting stock of the Company; (iv) the consummation of a consolidation or merger of the Company with another corporation, unless the consummation of such consolidation or merger would result in the stockholders of the Company immediately before such consolidation or merger owning, in the aggregate, more than fifty percent (50%) of the outstanding voting stock of the surviving entity immediately after such consolidation or merger.

     C. Notwithstanding anything to the contrary herein, Executive shall not be entitled to receive benefits under both Sections VIII and XI.

                                   SECTION XII
                                WITHHOLDING TAXES
                                -----------------

The Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                  SECTION XIII
                           EFFECTIVE PRIOR AGREEMENTS
                           --------------------------

This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter and supersedes any prior employment or severance agreements between the Company, its affiliates and the Executive. Notwithstanding the foregoing, the parties acknowledge and agree that the provisions set forth in (A) the Company's 1995 Nonqualified Stock Option Plan and all previous grants to Executive arising out of such plan; and (B) that certain Performance Unit Agreement by and between Executive and Company, dated June 25, 1986, as amended by those certain Modifications of Performance Unit Agreement by and between Executive and the Company dated October 10, 1995 and May ___, 2001, are in full force and effect.

                                   SECTION XIV
                     CONSOLIDATION, MERGER OR SALE OF ASSETS
                     ---------------------------------------

Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets, the term "the Company" as used will mean the other corporation and this Agreement shall continue in full force and effect.



                                   SECTION XV
                                  MODIFICATION
                                  ------------

This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                   SECTION XVI
                           GOVERNING LAW: ARBITRATION
                           --------------------------

This Agreement has been executed and delivered in the State of Tennessee and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.

Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                                  SECTION XVII
                                     NOTICES
                                     -------

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

     (a) If to the Company, at 2401 21st Avenue South, Suite 200, Nashville, TN 37212, Attention: Chief Executive Officer, or at such other address as may have been furnished to the Executive by the Company in writing; or

     (b) If to the Executive, at 128 Clarendon Avenue, Nashville, Tennessee 37205 or such other address as may have been furnished to the Company by the Executive in writing.

                                  SECTION XVIII
                                BINDING AGREEMENT
                                -----------------

     This Agreement shall be binding on the parties' successors, heirs and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                         CENTRAL  PARKING  CORPORATION


                         BY:   /s/ Monroe J. Carell, Jr.
                              --------------------------
                              Monroe  J.  Carell,  Jr.
                              Chairman  of  the  Board

                         EXECUTIVE:

                          /s/ James H. Bond
                         -----------------------
                         James  H.  Bond